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FOR IMMEDIATE RELEASE                       PRT Contact:    Kim Howard
                                                            860-687-2370
                                                            khoward@prt.com

                   PRT GROUP EVOLVES TO BECOME ENHERENT CORP.
          NEW NAME - REFINED STRATEGIC DIRECTION - GEOGRAPHIC EXPANSION

WINDSOR, CONN. - MAY 31, 2000 - PRT GROUP INC. (NASDAQ: PRTG), a leading provider of e-business and IT solutions, unveiled its new brand identity today and announced that it will begin doing business as enherent Corp., to reflect its' refined strategic direction. A visit to the company's new web site, www.enherent.com, reveals the outward signs of the brand makeover.

"Our new name, logo and web site are simply outward signs of our inner commitment," said Dan Woodward, enherent president and CEO. "This is not just about capabilities, it's about our commitment and dedication to assist our clients in achieving their e-business potential by measurably improving their business results in the new digital economy."

One way we help companies realize their e-business potential is by enabling each client's business model to drive the invention and innovation of the solution. enherent's Balanced Development Methodology(SM) focuses on client business needs and measurable business objectives, supported by iterative development and industry best practices and reference models. Customers can see their e-business strategies quickly unfold as enherent's solutions empower employees, customers and suppliers.

The company also announced that it is moving its' corporate and administrative headquarters to the Dallas, Texas area and is consolidating the principle administrative and financial functions from its' Hawthorne, New York location and Windsor, Connecticut location to the new Dallas area headquarters. The company is closing the Hawthorne, New York location and will be reducing its' facilities leaseholds by approximately 40,000 square feet between the Windsor, CT facility and the Hawthorne, NY facility. These administrative office consolidations will result in the loss of some
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administrative positions and support the companies continued pursuit of reducing
SG&A expense.

To take advantage of growth oriented market opportunities, the company will be launching new geographic sales offices in the Dallas, Texas area serving the southwestern U.S. as well as the Atlanta, Georgia area serving the southeastern U.S., in the second half of 2000.

"enherent has traditionally had a strong customer base in the New England and New York area and we are committed to our northeast geography, but it is time to expand our reach beyond this geography. With our Solution Centers in Connecticut and Barbados and our newly launched e-Solutions delivery model we can reach out beyond our current geographic confines to bring e-Solutions thought leadership to new clients regardless of geographic boundaries," Woodward said.

The company plans to change its name to enherent Corp. and will promptly seek shareholder approval for the proposed name change. As part of this process, enherent's subsidiaries will be adopting new corporate names.

ABOUT ENHERENT

enherent is a leading provider of e-Business and IT solutions. Founded in 1989 as PRT Group Inc., enherent is headquartered in Texas. For more information visit www.enherent.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the future operations and expectations of PRT Group Inc. (the Company) and contains statements regarding the Company's beliefs, intentions and expectations about developments, results and events that will or may occur in the future. Such forward-looking statements are based on certain assumptions and analyses made by the Company derived from its experience and perceptions. Actual results and developments may vary materially from those described, as they are subject to a number of known and unknown risks and uncertainties. Such risks and uncertainties include, but are not limited to, general economic, market and business conditions; general conditions and competition in the IT industry; the ability of the company to realize cost savings or revenue arising from the activities described herein; any hoped for benefit arising from the use of or doing business under the name enherent Corp.; demand for the Company's services; inability to secure financing to supplement the Company's working capital; failure or inability to meet a client's expectations in the performance of services giving rise to claims against the Company and various other factors set forth under the caption "Factors That May Affect Future Results" in Item 7 of PRT's Annual Report on Form 10-K for the year ended December 31, 1999.

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